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                                   EXHIBIT 17


                                  CAMERON CHELL

306 - 20th Street N.W.
Calgary Alberta  T2P 3H7

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August 27, 1999


Board of Directors of
FutureLink Distribution Corp.
300, 250 - 6th Avenue S.W.
Calgary T2P 3H7
Canada


Gentlemen:

         I hereby resign effective immediately as a director and in each capacity as an officer of FutureLink Distribution Corp. and each of its subsidiaries.




                                                     Very truly yours,



                                                     [signed: Cameron Chell]


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